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                                                                   EXHIBIT 10.34

                             GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the "Trust Agreement") is made this 21st day of June, 2002 by and between D.R. Horton, Inc. a Delaware corporation ("the Company") and WACHOVIA BANK, NATIONAL ASSOCIATION ("the Trustee"), but to be effective as of June 15, 2002.


                                    Recitals


(a) WHEREAS, the Company has adopted the nonqualified deferred compensation Plans and Agreements (the "Arrangements") as listed in Attachment A;

(b) WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c) WHEREAS, the Company hereby establishes a Trust (the "Trust") and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of The Trust

(a) The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b)    The Company shall be considered a Grantor for the purposes of the Trust.

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(c)    The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change in Control, as defined herein.

(d) The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. In particular, no part of the Trust shall be used for any purpose other than (i) providing benefits to Participants and Beneficiaries under the Arrangements, (ii) defraying reasonable expenses of administration, and (iii) payments to creditors under Section 3, until all such payments required by this Trust Agreement have been made. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein. Nothing herein shall be deemed to create a fiduciary relationship between the Participants and Beneficiaries, on the one hand, and the Trustee, Company, or Committee, on the other hand.

(f) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g) Upon a Potential Change in Control, as defined herein, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Potential Change in Control, make a contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% but no more than 120% of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements (whether or not immediately payable) as of the date on which the Potential Change in Control occurred, assuming, for purposes of such computation, the Participants were all to retire with 100% vesting as of such date.

(h) In the event a Change in Control, as defined herein, does not occur within two years of a Potential Change in Control, the Company shall have the right to recover any amounts contributed to and remaining on hand in the Trust pursuant to Section 1(g).

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(i)    Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient (taking into account the Trust assets, if any, resulting from prior contributions) to fund the Trust in an amount equal to no less than 100% but no more than 120% of the amount necessary to pay each Participant or Beneficiary the benefits to which Participants or their Beneficiaries would be entitled pursuant to the terms of the Arrangements (whether or not immediately payable) as of the date on which the Change in Control occurred, assuming, for purposes of such computation, that the Participants were all to retire on that date with 100% vesting. The Company shall also fund an expense reserve for the Trustee in the amount of $125,000.00.

Section 2. Payments to Participants and Their Beneficiaries

(a) Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries at the direction of the Company. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined by the Committee appointed by the Company under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

(b) The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(c) After a Potential Change in Control and before a Change in Control, the Company shall deliver to the Trustee a schedule of benefits due under the Arrangements. After a Change in Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change in Control, the Committee appointed by the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due; provided however, that (i) the amount due cannot be less than the amount shown on the pre Change in Control schedule of benefits unless the Participant or Beneficiary so consents (unless the decrease in the amount due is due to previous payments made to the Participant or Beneficiary, or the Participant's or Beneficiary's Plan account balance having declined due to a decrease in the investments deemed allocated to his account), and (ii) a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the

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       Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(d) The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control or in the event that after a Change in Control the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

(e) In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any amount to the credit of his or her account under any Arrangement prior to the time of payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the federal, state and local taxes (excluding any interest or penalties) owed on such taxable amount, shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. After a Change in Control, to the extent the Trust would thereby become underfunded, the Company shall promptly reimburse the Trust for any such distribution in an amount certified by the Trustee to be needed for the Participant's benefits. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Such distributions shall be at the direction of the Company or the Trustee, or upon proper application of the Participant or Beneficiary; provided that the actual amount of the distribution shall be determined by the Company prior to a Change in Control and the Trustee following a Change in Control. An amount to the credit of a Participant's Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by the Company's tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations,

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       amendments to the Internal Revenue Code, published Internal Revenue
       Service rulings, court decisions or other substantial precedent, amounts to the credit of Participants hereunderare subject to federal income tax prior to payment. The Company shall decide at its sole expense whether or not to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Participant or Beneficiary, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Service or by a lower court. The Company also agrees to reimburse any Participant or Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same, unless due to the Participant's or Beneficiary's own gross negligence or willful neglect. Any distributions from the Fund to a Participant or Beneficiary under this Section 2(e) shall be applied in accordance with the provisions of the Arrangement to reduce the Company liabilities to such Participant and/or Beneficiary under the Arrangement. Any reduction in accordance with the foregoing sentence and the Arrangements shall be determined by the Company prior to a Change in Control. Following a Change in Control, the Company shall continue to make such determination subject to the right of a Participant to petition the Trustee under
       Section 2(c).

(f) At the direction of the Company, the Trustee shall be responsible for withholding federal and state tax required by law from any payment under the Arrangements that is made from the Trust to any Participant or Beneficiary. Withholding amounts shall be set forth on the payment schedule.

Section 3.    Trustee Responsibility Regarding Payments
              To The Trust Beneficiary When The Company Is Insolvent

(a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

       (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that the Company is Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

       (2) Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that

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              the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

       (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

       (4) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Section 4.    Payments When a Short-Fall of The Trust Assets Occurs

(a) If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants or their Beneficiaries in the following order of priority:

       (1) vested Participants (regardless of whether they are actively employed) and their Beneficiaries; and

       (2) non-vested Participants (regardless of whether they are actively employed) and their Beneficiaries

(b) Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant or Beneficiary within the category, and payments to each Participant or Beneficiary shall be made to the extent of the assets allocated to each Participant or Beneficiary.

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(c)    Upon receipt of a contribution from the Company necessary to make up for a short-fall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements. Following a Change in Control, the Trustee shall have the right and duty to compel contributions to the Trust from the Company to make-up for any short-fall.

Section 5.    Payments to the Company

Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements.

Section 6.    Investment Authority

(a) The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person familiar with such matters, would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations, and in accordance with its fiduciary duties as Trustee.

(b) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

       (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee or the Company other than a de minimis amount held in a collective or mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, and publicly traded REITs, partnerships, limited liability companies, and limited liability partnerships, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund;

       (2) To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

       (3) To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

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       (4)    To retain any property at any time received by the Trustee;

       (5) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

       (6) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

       (7) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposited;

       (8)    To extend the time of payment of any obligation held by it;

       (9) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

       (10) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

       (11) With the Company's prior consent, for the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

       (12) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company, provided that the Trustee shall provide prior notice to the Company of retention of counsel, and provided further that prior to a Change in Control, or Potential Change in Control, the Company must consent to any counsel being paid by the Company or from the Trust (such consent not to be unreasonably withheld);

       (13) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to

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              deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

       (14) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal, in each case, prior to a Change in Control, with the Company's consent; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

       (15) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee at the Company's or Committee's direction;

       (16) To hold any other class of assets which may be contributed by the Company and that is deemed acceptable by the Trustee, unless expressly prohibited herein;

       (17) To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

       (18) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c) Prior to a Potential Change in Control or Change in Control, the Company shall have the right, subject to this Section, to direct the Trustee with respect to investments.

       (1) The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers and/or an investment committee established by the Company to direct the investment and reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager and/or investment committee. No

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              such investment manager shall be related, directly or indirectly, to the Company, but members of the investment committee may be employees of the Company.

       (2) Thereafter (until a Potential Change in Control or Change in Control), the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager or investment committee. It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager or investment committee, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment managers or investment committee with respect to such securities or other property.

       (3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager or investment committee, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager or investment committee regarding more permanent type investment and directed distributions.

       (4) The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager or investment committee nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager or investment committee.

       (5) Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or investment committee issued pursuant hereto or for failure to act in the absence of directions of the investment manager or investment committee including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or investment committee, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to

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              have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or investment committee with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or investment committee or for failure to act in the absence of directions of an investment manager or investment committee. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or investment committee which the Trustee believes to be genuine and to have been issued by the investment manager or investment committee. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager or investment committee until it receives written notice thereof from the Company.

(d) Following a Potential Change in Control or Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider:

       (1)    the needs of the Arrangements;

       (2) the need for matching of the Trust assets with the liabilities of the Arrangements; and

       (3) the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(e) The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. Upon direction by the Company or Committee, the Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

(f) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Potential Change in Control or Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

Section 7.    Insurance Contracts

(a) To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c) The Trustee shall have no power to name a beneficiary of the policy other than the Trust or the individual Participant to whom it relates, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.    Disposition of Income

(a) Prior to a Change in Control or Potential Change in Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b) Following a Change in Control or Potential Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 9.    Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within eighteen (18) months after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.   Responsibility of The Trustee

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b) The Company shall indemnify the Trustee against and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding or litigation arising out of the Trustee's actions or omissions under this Agreement or other applicable law, unless resulting from the negligence, breach of duty, violation of law, breach of this Agreement, or misconduct of Trustee. The Trustee shall indemnify the Company, Committee, the Arrangements, and Trust against and hold those parties harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against any such indemnified party by reason of any claim, regulatory proceeding or litigation arising out of Trustee's negligence, bad faith, breach of duty, failure to perform any of its duties hereunder, or violation of applicable law, unless resulting from the negligence, breach of duty, violation of law, breach of this Agreement, or misconduct of the Company, the Committee, or the Arrangements. After a Change in Control, to the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonable timely manner, the Trustee may obtain payment from the Trust. After a Change in Control, if the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. After a Change in Control, if the Company does not pay such costs, expenses and liabilities in a reasonable timely manner, the Trustee may obtain payment from the Trust. This provision shall survive the termination of the Trust.

(c) Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(g) At the Company's request, the Trustee shall timely file any federal, state or local tax and informational returns, and withhold and pay over any taxes, required to be filed and/or withheld and paid with respect to the Trust provided that the Company provides the Trustee, in a timely manner, with any information necessary for such filings which is not in the Trustee's possession.

Section 11.   Compensation and Expenses of The Trustee

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any agreed upon fees and expenses of its agents. If not so paid, the agreed upon fees and expenses shall be paid from the Trust. A current fee schedule is set forth in Attachment B.

Section 12.   Resignation and Removal of The Trustee

(a) Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee.

(b) The Trustee may be removed by the Company on sixty days (60) days notice or upon shorter notice accepted by the Trustee prior to a Change in Control. Subsequent to a Change in Control, the Trustee may only be removed by the Company with the consent of a majority of the Participants (with weighted voting as measured by their relative account balances).

(c) If the Trustee resigns within two years after a Change in Control, as defined herein, the Company may appoint a successor Trustee, which satisfies the requirements of Section 13, with the consent of a majority of the Participants (with weighted voting as measured by their relative account balances). Absent such consent, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee, shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.   Appointment of Successor

(a) If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to
       Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.   Amendment or Termination

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 hereof, or otherwise adversely affect the rights of any Participant or Beneficiary.

(b) Following a Change in Control, the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c) Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

(d) This Trust Agreement may not be amended by the Company following a Potential Change in Control or Change in Control without the written consent of a majority of the Participants (with weighted voting as measured by their relative account balances).

Section 15.   Change in Control

(a) For purposes of this Trust, the following terms shall be defined as set forth below:

       (1)    Potential Change in Control shall mean:

                            (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of
                     Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, other than the trustee of any other trust or plan maintained for the benefit of employees of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

                            (ii) the announcement by any person of an intention to take actions which might reasonably result in a business combination between the Company and an entity which has a market capitalization equal to or greater than 80% of the Company;

                            (iii) the issuance of a proxy statement by the
                     Company with respect to an election of directors for which there is proposed one or more directors who are not recommended by the Board of Directors of the Company or its nominating committee, where the election of such proposed director or directors would result in the individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least an 80% majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Security Exchange Act of 1934 (the "Act")) shall be considered as though such person were a member of the Incumbent Board; or

                            (iv)  submission to the Incumbent Board of
                     nominations which, if approved, would change the Executive Officer configuration of the Company (at the Executive Vice President level and above) by 50% or more.

       (2) "Change in Control" means the occurrence of any of the following events:

              (i) A merger, consolidation or reorganization of the Company into or with another corporation or other legal person if the stockholders of the Company, immediately before such merger, consolidation or reorganization, do not, immediately following such merger, consolidation or reorganization, then own directly or indirectly, more than 50% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of Voting Securities (as hereinafter defined) immediately prior to such merger, consolidation or reorganization;

              (ii) The Company sells all or substantially all of its assets to another corporation or other legal person, or there is a complete liquidation or dissolution of the Company;

              (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Act) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company ("Voting Securities") (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report)); or

              (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Act disclosing in response to Form

                     8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction.

              Notwithstanding the provisions set forth in (iii) or (iv) above, a "Change in Control" shall not be deemed to have occurred for purposes hereof solely because (i) the Company, (ii) any business entity 80% or more owned or controlled by the Company ("Affiliate"), or (iii) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
              Schedule 14A (or any successor schedule, form or report or item therein) under the Act disclosing beneficial ownership by it of Voting Securities, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership. For purposes of calculating beneficial ownership pursuant to this subsection, any Voting Securities held by Donald R. Horton as of the date hereof or received by Donald R. Horton in connection with any merger involving the Company and any affiliate of the Company shall not be included in the calculation of beneficial ownership.

              For purposes of this Section 15(a), the Incumbent Board, by a majority vote, shall have the power to determine on the basis of information known to them (a) the number of shares beneficially owned by any person, entity or group; (b) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this Section 15(a); and (c) such other matters with respect to which a determination is necessary under this Section 15(a).

       (3) Majority of Participants shall mean participants whose vested account balance within the Trust exceed 50% of the Trust Assets.

(b) The General Counsel of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired under the guidance of Section 15(a) and shall be required to give the Trustee notice of a Change in Control or a Potential Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control or Potential Change in Control from another source, the Trustee shall make its own independent determination.

Section 16.   Miscellaneous

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the

       Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

(e) Nothing herein shall effect the employment relationship of Participants and the Company, give any Participant a right to employment, or prevent the Company from terminating them.

(f) This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of Participants or Beneficiaries to receive benefits hereunder.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

D.R. HORTON, INC.                           WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as TRUSTEE

By:  /s/ Samuel R. Fuller                   By:  /s/ John N. Smith
     ------------------------------------        -------------------------------

Its: Executive Vice President, Treasurer &  Its: Senior Vice President
CFO



ATTEST:                                     ATTEST:

By:  /s/ Paul Buchschacher                  By:  /s/ Mary H. Jones
     ------------------------------------        -------------------------------

Its: Vice President and Corporate Counsel   Its: /s/ Vice President

                                  Attachment A

The following Arrangements are covered by this Trust: D.R. Horton Deferred Compensation Plan

                                  Attachment B

                              Trustee Fee Schedule

                                      -22-